EXHIBIT 12


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                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (Millions of Dollars Except Ratios)

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                                                                 Three Months Ended              Twelve Months Ended
                                                                  December 31, 1997                December 31, 1997
                                                                 ------------------               ------------------


EARNINGS:

Earnings from continuing operations
   before income taxes                                                   $149.2                          $349.5
Interest expense                                                           33.7                           132.7
Portion of rent expense representative
  of an interest factor                                                     6.3                            25.2
                                                                         ------                          ------

Adjusted earnings from continuing
   operations before taxes and
   fixed charges                                                         $189.2                          $507.4
                                                                         ======                          ======


FIXED CHARGES:

Interest expense                                                         $ 33.7                          $132.7
Portion of rent expense representative
  of an interest factor                                                     6.3                            25.2
                                                                         ------                          ------

Total fixed charges                                                      $ 40.0                          $157.9
                                                                         ======                          ======

RATIO OF EARNINGS TO FIXED
      CHARGES                                                              4.73                            3.21
                                                                         ======                          ======

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